AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997
       ==================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               GALEY & LORD, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                          56-1593207
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                           980 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10018
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                            AMENDED AND RESTATED 1989
                              STOCK OPTION PLAN OF
                               GALEY & LORD, INC.
                             (FULL TITLES OF PLANS)

                     ARTHUR C. WIENER, CHAIRMAN OF THE BOARD
                               GALEY & LORD, INC.
                           980 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10018
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 465-3000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED                PROPOSED
   TITLE OF SECURITIES           AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE       AMOUNT OF REGISTRATION
     TO BE REGISTERED             REGISTERED         PRICE PER SHARE (1)      OFFERING PRICE (1)             FEE (1)
COMMON STOCK
 PAR VALUE $.01...........          250,000                $17.625                $4,406,250                $1,335.23

(1) Calculated in accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933.

         The Registrant has previously filed with the Securities and Exchange Commission (the "Commission") Registration Statements on Form S-8 (Registration Nos. 33-52248 and 33-83316) with respect to the registration of an aggregate of 1,600,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant issued upon the exercise of stock options granted pursuant to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc., and the contents of such Registration Statements (Registration Nos. 33-52248 and 33-83316) are incorporated herein by reference, except that the following new information shall be added:
                                     PART II


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated by reference in the Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 28, 1996;

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996;

         3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997;

         4. The Registrant's Form 8-K dated March 14, 1997, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         5. The description of the Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 9, 1994 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Rosenman & Colin LLP, New York, New York. Howard S. Jacobs, a member of such firm, is a director of the Registrant and owns 2,400 shares of Common Stock and options to purchase 23,000 shares of Common Stock registered under the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-52248 and 33-83316).

ITEM 8.           EXHIBITS

         The following Exhibits are filed as a part of this Registration
Statement:

         5        Opinion of Rosenman & Colin LLP, counsel to the Registrant.

        24(a)     Consent of Ernst & Young LLP (see page 5).

        24(b)     Consent of Rosenman & Colin LLP (included in Exhibit 5).

         25       Power of Attorney (see page 4).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 12th day of May, 1997.

                                           GALEY & LORD, INC.


                                           By: /s/   Arthur C. Wiener
                                               Arthur C. Wiener,
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Arthur C. Wiener and Michael R. Harmon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                   Title                                 Date
/s/  Arthur C. Wiener                          Chairman of the Board,                     May 12, 1997
-----------------------------------
Arthur C. Wiener                               President and Chief Executive
                                               Officer
                                               (Principal Executive Officer)

/s/  Michael R. Harmon                         Executive Vice President and               May 12, 1997
-----------------------------------
Michael R. Harmon                              Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)

                                               Director                                         , 1997
-----------------------------------
Lee Abraham

/s/  Paul G. Gillease                          Director                                   May 12, 1997
-----------------------------------
Paul G. Gillease

/s/  William deR. Holt                         Director                                   May 12, 1997
----------------------------------
William deR. Holt

/s/  Howard S. Jacobs                          Director                                   May 12, 1997
----------------------------------
Howard S. Jacobs

/s/  William M.R. Mapel                        Director                                   May 12, 1997
---------------------------------
William M.R. Mapel

/s/  Stephen C. Sherrill                       Director                                   May 12, 1997
----------------------------------
Stephen C. Sherrill

                                               Director                                         , 1997
----------------------------------
David F. Thomas

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 250,000 shares of common stock for the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated October 29, 1996, with respect to the consolidated financial statements and schedules of Galey & Lord, Inc. included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP
                                                      Ernst & Young LLP


Greensboro, North Carolina
May 12, 1997

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